UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 21, 2018
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13 (a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 21, 2018, the Company entered into an additional long-term incentive award opportunity with Steven J. Hilton, Chairman and CEO effective January 1, 2018. In addition, the Company increased certain components of compensation for Phillippe Lord, Executive Vice President and COO, Hilla Sferruzza, Executive Vice President and CFO, C. Timothy White, Executive Vice President and General Counsel and Javier Feliciano, Executive Vice President and Chief Human Resources Officer as allowed by each of their respective employment agreements.

Following is a description of the changes in compensation for each executive. The descriptions contained in this Form 8-K are qualified in their entirety by the terms of the actual agreements filed herewith as exhibits to this Form 8-K and incorporated by reference herein.

CEO Compensation
The Company entered into an additional long-term incentive award opportunity with Steven J. Hilton effective January 1, 2018, which consists of two equity delivery vehicles: where 50% of the long-term award opportunity will be provided through a performance-based award based on a single performance metric and 50% through a service-based award conditioned upon continuing employment for Mr. Hilton, as outlined below. These awards are subject to a three-year cliff vesting schedule and are subject to acceleration in certain events.

Executive Officer	Target Value of Performance Based Award (1)	Value of Restricted Stock Unit Award	Total Value of Additional Long-Term Incentive Award Opportunity
Steven J. Hilton, Chairman and CEO	$750,000	$750,000	$1,500,000

(1)	The number of shares are payable in an amount ranging from 0% - 150% of the target number of shares awarded, depending on the level of achievement of the specified performance goal.

Cash Compensation
The base salary for Ms. Sferruzza and Messrs. White, Lord and Feliciano were increased effective January 1, 2018. In addition, the target annual cash incentive bonus for Ms. Sferruzza and Messrs. Lord and Feliciano were increased and the payout range for the target bonus was increased for Messrs. Lord and Feliciano. These revisions are reflected in the tables below:

Executive Officer	Revised Base Salary
Hilla Sferruzza	$575,000
C. Timothy White	$550,000
Phillippe Lord	$650,000
Javier Feliciano	$340,000

Executive Officer	Revised Target Annual Cash Incentive Bonus	Revised Payout Range as % of Target Bonus
Hilla Sferruzza	$718,750	N/A (1)
Phillippe Lord	$1,300,000	0% - 200%
Javier Feliciano	$212,500	0% - 200%

(1)	The payout range for Ms. Sferruzza was unchanged from her previous compensation arrangement.

Non-Cash (Equity) Compensation
The target dollar value of equity compensation for Ms. Sferruzza and Messrs. Lord and Feliciano were increased effective January 1, 2018.

Executive Officer	Revised Target Dollar Value of Single Metric Performance-Based Award	Revised Target Dollar Value of Three Metric Performance-Based Award (1)	Total Revised Target Dollar Value of Equity Awards
Hilla Sferruzza	$575,000	$575,000	$1,150,000
Phillippe Lord	$975,000	$975,000	$1,950,000
Javier Feliciano	$212,500	$212,500	$425,000

(1)	The number of shares are payable in an amount ranging from 0% - 150% of the target number of shares awarded, depending on the level of achievement of each of the specified performance goals.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1    Steve Hilton - Notice of Additional LTI Opportunity and Additional Restricted Stock Unit Award

10.2    Tim White - Notice of Approved 2018 Compensation

10.3    Philippe Lord - Notice of Approved 2018 Compensation

10.4    Hilla Sferruzza - Notice of Approved 2018 Compensation

10.5    Javier Feliciano - Notice of Approved 2018 Compensation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2018

MERITAGE HOMES CORPORATION

/s/ Javier Feliciano
By:	Javier Feliciano
Executive Vice President and Chief Human Resources Officer